UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2004

Teledyne Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15295 (Commission File Number)	25-1843385 (I.R.S. Employer Identification No.)

12333 West Olympic Boulevard
Los Angeles, California	90064-1021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 893-1600

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Exhibit 4.1
Exhibit 99.1

Item 2. Acquisition or Disposition of Assets.

Effective as of 5 p.m. (CDT), on June 18, 2004, Teledyne Technologies Incorporated, a Delaware corporation (“Teledyne”), completed the acquisition of Isco, Inc., a Nebraska corporation (“Isco”). The acquisition was done pursuant to the previously announced Agreement and Plan of Merger, dated as of April 7, 2004 (“Merger Agreement”), among Teledyne, Meadow Merger Sub Inc., a Nebraska corporation and a wholly owned subsidiary of Teledyne (“Merger Sub”), and Isco. Pursuant to the Merger Agreement, Merger Sub merged with and into Isco (the “Merger”), with Isco surviving the Merger. Stockholders of Isco voted to approve the Merger Agreement at a special meeting of stockholders held on June 15, 2004.

As a result of the Merger, each issued and outstanding share of common stock, $.10 par value, of Isco has been cancelled and converted into the right to receive $16.00 in cash (without interest). As a result of the Merger, Isco became a wholly-owned subsidiary of Teledyne and will be known as “Teledyne Isco, Inc.”

Teledyne has engaged UMB Bank, N.A., as its paying agent under the Merger Agreement, and information is being sent to stockholders on how to surrender their Isco share certificates.

The aggregate consideration for the outstanding Isco shares will be approximately $96 million (including payments for the settlement of outstanding stock options and deferred stock units) or approximately $80 million taking into account Isco’s net cash at April 23, 2004.

Teledyne funded the acquisition in substantial part from borrowings under a new $280 million five-year credit agreement dated June 15, 2004, that was arranged with a syndicate of banks. This facility replaces Teledyne’s prior $200 million credit facility that was set to expire in November 2004.

Isco, principally located in Lincoln, Nebraska, is a leading producer of water quality monitoring products, such as wastewater samplers and open channel flow meters. The company’s liquid chromatography customers include pharmaceutical laboratories involved in drug discovery and development. Isco also manufactures chemical separation instruments for industrial and research use.

Teledyne believes that the acquisition of Isco fits within Teledyne’s strategy to grow its environmental instrumentation business. Isco’s water quality monitoring instruments, including samplers, flow meters and on-line process analyzers are complementary to Teledyne’s existing environmental instrumentation products lines.

In connection with the Merger Agreement, Isco and Dr. Robert W. Allington, who until the Merger had been Chairman and Chief Executive Officer of Isco, entered into an Employment Agreement (the “Employment Agreement”), dated as of April 7, 2004. The operative terms and conditions of the Employment Agreement are effective as of the Merger.

A Press Release issued by Teledyne on June 18, 2004, is attached as an exhibit and is incorporated by reference herein.

Forward-Looking Statements Cautionary Note: This Form 8-K contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, relating to the acquisition of Isco and Teledyne’s earnings. Actual results could differ materially from these forward-looking statements. Many factors, including Teledyne’s ability to integrate the acquired product lines and achieve potential synergies, could change anticipated results.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Financial statements of Isco required by Item 7(a) will be filed by amendment to this Form 8-K on or before August 17, 2004.

(b)	Pro Forma Financial Information.

Pro forma financial information required by Item 7(b) will be filed by amendment to this Form 8-K on or before August 17, 2004.

(c)	Exhibits.

2.1	Agreement of Plan and Merger, dated as of April 7, 2004, by and among Teledyne, Merger Sub and Isco (previously filed as Exhibit 2.1 to Teledyne’s Form 8-K filed on April 8, 2004 (File No. 1-15295)).

2.2	Employment Agreement, dated as of April 7, 2004, between Isco, Inc. and Dr. Robert W. Allington (previously filed as Exhibit 2.3 to Teledyne’s Form 8-K filed on April 8, 2004 (File No. 1-15295)).

4.1	Credit Agreement dated as of June 15, 2004, among Teledyne, the Guarantors named therein, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders named therein (filed herewith).

99.1	Press Release issued by Teledyne (filed herewith).

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Dale A. Schnittjer

Dale A. Schnittjer Vice President and Chief Financial Officer

Dated: June 18, 2004

EXHIBIT INDEX

Description
2.1	Agreement of Plan and Merger, dated as of April 7, 2004, by and among Teledyne, Merger Sub and Isco (previously filed as Exhibit 2.1 to Teledyne’s Form 8-K filed on April 8, 2004 (File No. 1-15295)).

2.2	Employment Agreement, dated as of April 7, 2004, between Isco, Inc. and Dr. Robert W. Allington (previously filed as Exhibit 2.3 to Teledyne’s Form 8-K filed on April 8, 2004 (File No. 1-15295)).

4.1	Credit Agreement dated as of June 15, 2004, among Teledyne, the Guarantors named therein, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders named therein (filed herewith).

99.1	Press Release issued by Teledyne (filed herewith).